Exhibit 21


        SUBSIDIARIES OF INTERNATIONAL MULTIFOODS CORPORATION


     The following is a list of the Company's subsidiaries as of March 1, 1999, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                               Jurisdiction
                                                    of
Name of Subsidiary                             Incorporation
------------------                             -------------

Damca International Corporation                   Delaware
  Inversiones MONACA, C.A.                        Venezuela
    AGROMONACA, C.A.                              Venezuela
    Molinos Nacionales, C.A. (MONACA)             Venezuela
  Robin Hood Multifoods Inc.                      Ontario
    Multifoods Inc.                               Ontario
    Gourmet Baker Inc.                            Ontario
    980964 Ontario Limited                        Ontario
Fantasia Confections, Inc.                        California
Multifoods Bakery Distributors, Inc.              Delaware
Multifoods Distribution Management, Inc.          Delaware
  Multifoods Distribution Group, Inc.             Colorado
    Multifoods Merchandising, Inc.                Delaware